UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 1, 2014

Commission file number: 000-28837

NEW JERSEY MINING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Idaho	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. Third Street, Coeur d’Alene, ID	83814
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (208) 783-3331

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

Effective December 1, 2014, the Board of Directors of New Jersey Mining Company (the “Company”) appointed Mr. R. Patrick Highsmith as the Company’s new President and Chief Executive Officer.  Mr. Highsmith will also serve as a member of the Company’s Board of Directors.  Mr. Highsmith served as lead advisor to Juniper Resources LLC, the lessees and developers of the Company’s Golden Chest Mine. He managed marketing and business development for Juniper, including the identification and evaluation of mining projects for their production potential. Additionally, Mr. Highsmith was directly involved in the financial modeling and planning at Golden Chest, providing technical oversight on quality assurance, concentrate sales, and laboratory services.

Mr. Highsmith has served in executive, managerial, and technical roles at several companies. In recent years, he was CEO of Canadian-listed companies: Bellhaven Copper & Gold and Lithium One.  He has acted as director of several other public and private junior companies. Prior to that, he was Manager of Global Exploration & Business Development at Newmont Mining, where he led technical teams through project evaluations around the globe, taking a primary role in the delivery of several projects into the Newmont portfolio. He also held technical positions at ALS Laboratories, BHP Billiton, and Kennecott. Mr. Highsmith has a B.Sc. in Geological Engineering and a M.Sc. in Economic Geology (Geochemistry) from the Colorado School of Mines.

Mr. Highsmith is not related by blood or marriage to any of the Company’s directors or executive officers or any persons nominated by the Company to become directors or executive officers.

Mr. Highsmith’s arrangement with the Company includes a twelve month employment contract as Chief Executive Officer and President by which he will receive the following for his services:

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$17,000 monthly base salary;

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An equity option award comprised of 500,000 options to purchase 500,000 restricted common shares of the Company, which will vest immediately, with an exercise price of $0.11 per share, exercisable for a period of two years.

Resignation of Chief Executive Officer and President

Simultaneously with the appointment of Mr. Highsmith, on December 1, 2014, the Company’s Chief Executive Officer Mr. Del Steiner, and the Company’s President Mr. John Swallow, tendered their resignation from their respective officer positions, effective immediately on such date.  Mr. Steiner and Mr. Swallow will continue to serve on the Company’s Board of Directors for the foreseeable future.  Mr. Steiner will remain as the Company’s Chairman of the Board.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release in connection with Mr. Highsmith’s appointment, the resignation of Mr. Del Steiner as the Company’s Chief Executive Officer, and the resignation of Mr. John Swallow as the Company’s President, a copy of which is furnished as Exhibit 99.1 to this Current Report.  Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated December 3, 2014, entitled “Patrick Highsmith Appointed President and CEO of New Jersey Mining Company.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW JERSEY MINING COMPANY

By:   /s/ R. Patrick Highsmith

R. Patrick Highsmith,

its: President and CEO

Date: December 3, 2014